SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2007 (September 28, 2007)
PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	File Number 1-10827 (Commission File Number)	22-3122182 (I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ (Address of principal executive offices)	07677 (Zip Code)
Registrant’s telephone number, including area code: (201) 802-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On September 28, 2007, Par Pharmaceutical Companies, Inc. (the “Company”) hosted an Analyst/Investor Day in New York City at which the Company announced expected financial results for the first six months of 2007. Copies of the press release regarding this information and the power point presentation from the Analyst/Investor Day are set forth in Exhibits 99.1 and 99.2, respectively, attached hereto.
The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.
On September 28, 2007, the Company issued a press release announcing the expansion of its share repurchase program pursuant to which the Board of Directors approved the repurchase of up to $75 Million of the Company’s Common Stock. A copy of the press release is set forth in Exhibit 99.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release Dated September 28, 2007

99.2	Analyst/Investor Day presentation of September 28, 2007
Certain statements in this Current Report on Form 8-K constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated as of: September 28, 2007

PAR PHARMACEUTICAL COMPANIES, INC. (Registrant)
/s/ Thomas J. Haughey
Thomas J. Haughey, Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated September 28, 2007

99.2	Analyst/Investor Day presentation of September 28, 2007

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